EXHIBIT 32.2

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002



The undersigned hereby certifies in her capacity as Chief Financial Officer of Belrose Capital Fund LLC (the "Fund"), that:

(a) the quarterly Report of the Fund on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.



Date:  August 14, 2003


                                        /s/ Michelle A. Alexander
                                        -------------------------
                                        Michelle A. Alexander
                                        Chief Financial Officer